Exhibit 10.21(a)

CONFIDENTIAL

DEED OF AMENDMENT

THIS DEED is made on 2 October 2019

BETWEEN:

1.	VIRGIN ENTERPRISES LIMITED, a company registered in England and Wales with registered number 01073929, whose registered office is at The Battleship Building, 179 Harrow Road, London, W2 6NB (“VEL”);

2.	VIRGIN GALACTIC, LLC, a Delaware limited liability company whose principal place of business is at Virgin Galactic, LLC, 16555 Spaceship Landing Way, Mojave, CA 93501 (“Virgin Galactic”); and

3.

Social Capital Hedosophia Holdings Corp., a Cayman Islands exempted company limited by shares (prior to its domestication as a Delaware corporation) whose principal place of business is at 120 Hawthorne Avenue, Palo Alto, California 94301 (“Acquiror”),

(together the “parties”).

WHEREAS:

(A)

The parties entered into a Deed of Novation, Amendment and Restatement dated 9 July 2019 (“Deed of Novation”), in relation to a trade mark licence entered into between Virgin Galactic and VEL dated 15 July 2009, which had been supplemented and amended by a letter agreement dated 4 December 2013, and amended and restated on 1 March 2017 and further amended on 30 May 2017, pursuant to which VEL granted Virgin Galactic certain rights to use the Marks in the form of the Names (the “TMLA”).

(B)	The parties have agreed to amend the terms of the Deed of Novation in accordance with clause 7.1 of the Deed of Novation on the terms of this deed (“Deed”).

NOW IT IS AGREED as follows:

1.	INTERPRETATION

Words and expressions that are not defined in this Deed shall have the meaning given to them in the Deed of Novation.

2.	AMENDMENTS

With effect from the date of this Deed, the parties agree that the Deed of Novation shall be amended as set out in this clause 2 so that the rights and obligations of the parties to the Deed of Novation shall, on and from the date of this Deed, be governed by and construed in accordance with the provisions of the Deed of Novation as amended by this Deed.

(a)	Recital (B) of the Deed of Novation shall be amended as follows (additions showing in underline):

On or around the date of this Deed, VGH, LLC a Delaware limited liability company (“VGH”) entered into an agreement and plan of merger, as amended on October 2, 2019, by and among Acquiror, VGH, VIECO 10 Limited, a company incorporated under the laws of the British Virgin Islands and direct sole owner of VGH and indirect sole owner of Virgin Galactic (“V10”), Vieco USA, Inc., a Delaware corporation and wholly owned subsidiary of V10 (the “Holder”), and the other parties thereto, (the “Merger Agreement”) pursuant to which, among other things, Acquiror shall acquire all the equity interest in the following direct and indirect subsidiaries of V10: (i) TSC Vehicle Holdings, Inc., a Delaware corporation (“TSCV”), (ii) Virgin Galactic Vehicle Holdings, Inc., a Delaware corporation (“VGVH”), (iii) Virgin Galactic Limited, a company limited by shares under the laws of England and Wales (“VG Ltd.”), (iv) Virgin Galactic, (v) TSC LLC, a Delaware limited liability company (“TSC LLC”) and (vi) VGH (collectively with (i) through (vi) above, the “Virgin Galactic Entities”).

(b)	Annex A to the Deed of Novation, being the Amended TMLA, shall be amended and restated as set out in Schedule 1 to this Deed.

3.	GENERAL

(a)	No variation of any provision of this Deed shall be effective unless it is in writing, expressed to vary this Deed and is signed by authorised representatives of each of the parties.

(b)

If any provision of this Deed is found by any court or other authority of competent jurisdiction to be illegal, invalid or unenforceable, that provision or part-provision shall, to the extent required, be deemed not to form part of this Deed, but that shall not affect the legality, validity or enforceability of any other provision of this Deed in that jurisdiction or the legality, validity or enforceability in other jurisdictions of that or any other provision of this Deed.

(c)

This Deed may be signed in any number of counterparts and this has the same effect as if the signatures on counterparts were on a single copy of this Deed. Each counterpart, when executed, shall constitute an original of this Deed, but all the executed counterparts shall together constitute a single instrument.

(d)

Each party agrees at its own expense to use all reasonable endeavours to do or procure to be done all such further acts and execute or procure the execution of all such documents as the other may from time to time reasonably require for the purpose of giving the other the full benefit of the provisions of this Deed.

(e)

For the purpose of section 1(2) of the Contracts (Rights of Third Parties) Act 1999 (the “1999 Act”) the parties do not intend any term of this Deed to be enforced by any third party, and the parties agree that:

(i)	they may amend or vary or terminate all or any part of this Deed without the consent of any person who is not a party to this Deed; and

(ii)	this does not affect any third party right which exists or is available independently of the 1999 Act.

(f)

This Deed and all matters (including any contractual or non-contractual disputes or claims) arising out of or in connection with it, its subject matter or formation shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts.

[Signature pages follow on the next page]

IN WITNESS of which this Deed has been executed and delivered as a Deed on the date first written above.

EXECUTED AS A DEED and DELIVERED by		)
VIRGIN ENTERPRISES LIMITED		)
acting by	/s/ William Budd	) )

Name:	William Budd

Title:	IP Legal Director

Witness Signature:	/s/ Hemma Lad

Name:	Hemma Lad

Address:

EXECUTED AS A DEED and DELIVERED by		)
VIRGIN GALACTIC, LLC		)
)

acting by	/s/ George Whitesides	)

Name:	George Whitesides

Title:	Authorized Signatory

Witness Signature:	/s/ Jon Campagna

Name:	Jon Campagna

Address:

EXECUTED AS A DEED and DELIVERED by		) ) )
SOCIAL CAPITAL HEDOSOPHIA HOLDINGS CORP.

acting by	/s/ Chamath Palihapitiya	)

Name:	Chamath Palihapitiya

Title:	Chief Executive Officer

Witness Signature:	/s/ Niron Stabinsky

Name:	Niron Stabinsky

Address:

SCHEDULE 1

ANNEX A

FORM OF AMENDED TRADE MARK LICENCE DEED OF AGREEMENT